Exhibit 99.1

Plug Supplies Walmart with Green Hydrogen to Fuel Retailer’s Fleet of Material Handling Lift Trucks

Liquid green hydrogen to fuel up to 9,500 lift trucks across Walmart distribution and fulfillment centers, supporting the retailer’s goal of a zero emissions future by 2040

LATHAM, N.Y., Apr. 19, 2022 -- Plug Power Inc.(NASDAQ: PLUG), a leading provider of turnkey hydrogen solutions for the global green hydrogen economy, today announced an agreement with Walmart Inc. (NYSE: WMT) for an option to deliver up to 20 tons per day of liquid green hydrogen to power material handling lift trucks across Walmart distribution and fulfillment centers in the U.S., marking an additional step the retailer is taking to incorporate alternative zero-carbon energy sources throughout Walmart’s supply chain. This is one of the first green hydrogen supply contracts for Plug, validating the company’s multi-year investment in its green hydrogen network.

“Walmart has been an early adopter of innovative hydrogen and fuel cell technology for over a decade, and our hydrogen-powered solutions offer a tool to enhance productivity improvements for Walmart’s operations,” said Andy Marsh, CEO of Plug. “Now our green hydrogen solutions will provide Walmart with the ability to achieve significant carbon reduction. We are honored to expand our relationship with Walmart and realize our shared vision for a green hydrogen future.”

Green hydrogen is produced through the electrolysis of water with electricity generated from zero-carbon sources and only harmless oxygen is emitted during the process, making it a clean, secure and affordable energy solution. Through Plug’s investment in its vertically integrated green hydrogen ecosystem, the company will deliver green hydrogen to Walmart facilities using a fleet of liquid transport Plug has put into service using capabilities gained from its recent acquisition of Applied Cryo Technologies.

Walmart has worked with Plug Power to adopt and expand hydrogen fuel cells throughout its facilities for over a decade, beginning with a 50-fleet pilot in 2012 and expanding to a fleet of 9,500 and growing. Now, the retailer is continuing to decarbonize its operations by striving to incorporate the use of green hydrogen throughout its facilities, in an effort to pursue lift truck operations that are efficient, clean, quiet and most importantly, more sustainable.

“Hydrogen is critical to helping us power a more sustainable supply chain and Plug Power’s hydrogen solutions allow us to continue making progress,” said Jeff Smith, Senior Director of Supply Chain Maintenance Services. “Sourcing green hydrogen can help bring Walmart closer to reaching our goal of zero emissions by 2040.”

Over the last several years, Plug has executed on a vision for a network of green hydrogen production facilities across the globe to meet the demand for decarbonization of the economy and address the urgent challenge of climate change. The company is targeting 70 TPD of green hydrogen production by end of 2022 and remains on track for 500 TPD of production in North America by 2025 and 1,000 TPD on a global basis by 2028.

About Plug

Plug is building an end-to-end green hydrogen ecosystem, from production, storage and delivery to energy generation, to help its customers meet their business goals and decarbonize the economy. In creating the first commercially viable market for hydrogen fuel cell technology, the company has deployed more than 50,000 fuel cell systems and over 165 fueling stations, more than anyone else in the world, and is the largest buyer of liquid hydrogen. With plans to build and operate a green hydrogen highway across North America and Europe, Plug is building a state-of-the-art Gigafactory to produce electrolyzers and fuel cells and multiple green hydrogen production plants that will yield 500 tons of liquid green hydrogen daily by 2025. Plug will deliver its green hydrogen solutions directly to its customers and through joint venture partners into multiple environments, including material handling, e-mobility, power generation, and industrial applications. For more information, visit www.plugpower.com.

Plug Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. (“PLUG”), including but not limited to statements about: PLUG’s plans to build and operate a green hydrogen highway across North America and Europe; the expected daily hydrogen liquefaction production capacity, transport, scaling and standardization, including the timing thereof; the likelihood of cost-savings for customers, including Walmart, occurring with the use of PLUG’s liquified hydrogen and related applications; the potential of PLUG’s customers to reduce their carbon footprint; PLUG’s ability to meet global demand for decarbonization; and statements about the expected benefits of vertically integrating liquefaction capabilities in house. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of PLUG in general, see PLUG’s public filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of PLUG’s Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent filings with the SEC . Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

MEDIA CONTACT:

Caitlin Coffee

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